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                                                              Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-90302) of Marvel Entertainment Group, Inc. and the related Prospectus and the Registration Statement (Form S-8 No. 33-94448) pertaining to the Marvel Entertainment Group, Inc. Amended and Restated Stock Option Plan, of our report dated March 28, 1997 with respect to the consolidated statements and schedule of Marvel Entertainment Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                 ERNST & YOUNG LLP

New York, New York
April 11, 1997